Legg Mason Partners Institutional Trust:

   Western Asset Institutional Government Money Market Fund
   Western Asset Institutional Money Market Fund
   Western Asset Institutional Municipal Money Market Fund


Item 77D

Registrant incorporates by reference Registrant's Form
DEF 14A - Other definitive proxy statements dated and filed on October 10, 2006.
(Accession No. 0001193125-06-203842)